UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2015

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida		33613
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 376-5831

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer and Director

On November 9, 2015, the Company promoted Patrick R. McNamee to the position of Chief Executive Officer of the Company. Mr. McNamee will continue to serve as the President of the Company, and Michael W. Kosloske will continue to serve as the Chairman of the Board of Directors of the Company (the “Board”).

In connection with his promotion to Chief Executive Officer, the Company and Mr. McNamee entered into a First Amendment to Employment Agreement, dated November 9, 2015 (the “McNamee Amendment”), which amends the previously disclosed Employment Agreement, dated June 8, 2015, between Company and Mr. McNamee (the “Employment Agreement”).

In accordance with the Employment Agreement, on November 9, 2015, the Board increased the authorized number of directors constituting the Board from six to seven and appointed Mr. McNamee to serve on the Board. Mr. McNamee’s term as director commenced November 9, 2015, and his initial term as director will expire at the 2016 annual meeting of stockholders of the Company or upon his prior death, resignation or removal. In accordance with the Employment Agreement, beginning with the 2016 annual meeting of stockholders of the Company and at each annual meeting of stockholders thereafter, the Board will nominate and recommend Mr. McNamee for election to the Board for so long as he serves as the Company’s Chief Executive Officer, which nomination, along with all other director nominations, will be voted on by the Company’s stockholders. Mr. McNamee was not appointed to any standing committees of the Board.

Also in accordance with the Employment Agreement, Mr. McNamee’s annual salary was increased to $550,000 and he received a promotion bonus of $200,000.

On November 9, 2015, in connection with Mr. McNamee’s promotion to Chief Executive Officer and pursuant to a Stock Appreciation Rights Award Agreement, dated as of November 9, 2015, between the Company and Mr. McNamee (the “SARs Agreement”), the Company awarded Mr. McNamee 425,000 stock appreciation rights under the Company’s Long Term Incentive Plan (the “LTI Plan”), with an exercise price equal to the closing price of the Company’s Class A common stock on the grant date. The stock appreciation rights will vest as follows: (i) 125,000 on the first date thereafter on which the average trading price of the Company’s Class A common stock is at or above $8.00 per share for the preceding 30 consecutive trading days; (ii) 250,000 on the first date thereafter on which the average trading price of the Company’s Class A common stock is at or above $12.00 per share for the preceding 30 consecutive trading days; and (iii) 50,000 on the first date thereafter on which the average trading price of the Company’s Class A common stock is at or above $16.00 per share for the preceding 30 consecutive trading days. The stock appreciation rights will expire on the fifth anniversary of the grant date and will become exercisable 90 days after vesting.

In addition, in accordance with the McNamee Amendment and a Stock Appreciation Rights Award Agreement, on each annual anniversary of the effective date of the Employment Agreement, Mr. McNamee will be eligible for a target equity grant under the LTI Plan equal to 100% of Mr. McNamee’s salary then in effect in stock appreciation rights, with an exercise price equal to the market closing price of the Company’s Class A common stock on the applicable grant date. If awarded, these grants will vest 25% on each of the first two anniversaries of the grant date and 50% on the third anniversary of the grant date.

The foregoing does not purport to be a complete description of the McNamee Amendment and is qualified in its entirety by reference to the full text of such amendment attached as Exhibit 10.1 to this Current Report on Form 8-K. In addition, the foregoing does not purport to be a complete description of the stock appreciation rights awarded to Mr. McNamee and is qualified in its entirety by reference to the full text of the SARs Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Appointment of Executive Vice President and Chief of Product Innovation

In connection with Mr. McNamee’s promotion to Chief Executive Officer, Michael W. Kosloske will no longer serve as the Company’s Chief Executive Officer. On November 9, 2015, the Company entered into a First Amendment to Employment Agreement with Mr. Kosloske (the “Kosloske Amendment”), which amends the previously disclosed Employment Agreement, dated February 13, 2013, between Company and Mr. Kosloske. The Kosloske Amendment provides for the appointment of Mr. Kosloske to the positions of Founder, Executive Chairman of the Board, and Chief of Product Innovation of the Company.

In accordance with the Kosloske Amendment, Mr. Kosloske will be entitled to an annual salary of $530,000. In addition, beginning on January 1, 2017, and on each anniversary thereof, Mr. Kosloske will be eligible for a target equity grant under the LTI Plan equal to 100% of Mr. Kosloske’s salary then in effect, with such equity grant consisting of stock appreciation rights with an exercise price equal to the market closing price of the Company’s Class A common stock on the applicable grant date. If awarded, these grants will vest 25% on each of the first two anniversaries of the grant date and 50% on the third anniversary of the grant date.

Pursuant to the Kosloske Amendment, Mr. Kosloske is also eligible to participate in any equity incentive or similar plan adopted by the Company and for an annual bonus and long term incentive awards, in each case as determined by the Board. Mr. Kosloske’s target bonus under the management bonus plan will be equal to 75% of his salary then in effect. Also, the Company is required to maintain in force Mr. Kosloske’s current company-owned life insurance policy until the earlier of July 2024 or 90 days after any termination of employment and to use best efforts, upon Mr. Kosloske’s request, to transfer such policy to Mr. Kosloske in exchange for certain premium amounts.

The foregoing does not purport to be a complete description of the Kosloske Amendment and is qualified in its entirety by reference to the full text of such amendment attached as Exhibit 10.3 to this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	First Amendment to Employment Agreement, dated November 9, 2015, between the Company and Patrick R. McNamee.

10.2	Stock Appreciation Rights Award Agreement, dated November 9, 2015, between the Company and Patrick R. McNamee under the LTI Plan.

10.3	First Amendment to Employment Agreement, dated November 9, 2015, between the Company and Michael W. Kosloske.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Angela P. Bryant
Name: Angela P. Bryant
	Title:	Senior Vice President, General Counsel

Date: November 10, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Employment Agreement, dated November 9, 2015, between the Company and Patrick R. McNamee.

10.2	Stock Appreciation Rights Award Agreement, dated November 9, 2015, between the Company and Patrick R. McNamee under the LTI Plan.

10.3	First Amendment to Employment Agreement, dated November 9, 2015, between the Company and Michael W. Kosloske.